Exhibit 10.1

FORM OF MANAGEMENT AGREEMENT

BY AND AMONG

ANGEL OAK RESIDENTIAL EVERGREEN TRUST,

ANGEL OAK RESIDENTIAL EVERGREEN OPERATING PARTNERSHIP L.P.,

AND

ANGEL OAK CAPITAL ADVISORS, LLC

TABLE OF CONTENTS

Page

1.	Definitions	1

2.	Appointment	6

3.	Duties of the Manager	6

4.	Authority of Manager	10

5.	Bank Accounts	11

6.	Records; Access	11

7.	Limitations on Activities	11

8.	Other Activities of the Manager	11

9.	Relationship with Trustees and Officers	13

10.	Management Fee	13

11.	Expenses	14

12.	Other Services	17

13.	No Joint Venture	17

14.	Term of Agreement	17

15.	Termination by the Parties	18

16.	Assignment to an Affiliate	18

17.	Payments to and Duties of Manager upon Termination	18

18.	Indemnification by the Company and the Operating Partnership	19

19.	Indemnification by Manager	19

20.	Non-Solicitation	19

21.	Miscellaneous	19

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (this “Agreement”), dated as of [•], 2026 (the “Effective Date”), is by and among Angel Oak Residential Evergreen Trust, a Maryland statutory trust (the “Company”), Angel Oak Residential Operating Partnership L.P., a Delaware limited partnership (the “Operating Partnership”), and Angel Oak Capital Advisors, LLC, a Delaware limited liability company (the “Manager” and together with the Company and the Operating Partnership, the “Parties”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below.

W I T N E S S E T H

WHEREAS, the Company intends to qualify as a REIT, and to invest its funds in investments permitted by the terms of Sections 856 through 860 of the Code;

WHEREAS, the Company is the general partner of the Operating Partnership and intends to conduct all of its business and make all or substantially all Investments through the Operating Partnership;

WHEREAS, the Company and the Operating Partnership desire to avail themselves of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Manager and to have the Manager undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board, all as provided herein; and

WHEREAS, the Manager is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties agree as follows:

1.             Definitions. As used in this Agreement, the following terms have the definitions hereinafter indicated:

“Acquisition Expenses” shall mean any and all expenses, exclusive of Acquisition Fees, incurred by the Company, the Operating Partnership, the Manager or any of their respective Affiliates either in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of any assets, whether or not acquired, including, without limitation,  (i) legal fees and expenses, (ii) travel and communications expenses, (iii) credit analysis, underwriting review, loan-level due diligence and pricing analytics costs, (iv) costs of property appraisals and broker price opinions on collateral underlying mortgage loans, (v) accounting, tax and consulting fees and expenses, (vi) costs of contracting with third parties (including Affiliates of the Manager) for the servicing and special servicing of mortgage loans, (vii) costs and expenses related to structuring securitization vehicles and the transactions related to the purchase and sale of mortgage loans to or by the Company and any securitization vehicle, including rating agency fees, trustee fees and underwriting fees, (viii) costs and expenses incurred in connection with warehouse financing, repurchase agreements and other financing facilities for mortgage loans pending securitization, and (ix) all other out-of-pocket costs and expenses actually incurred in connection with the pursuit, making, holding, settling, monitoring or disposing of actual or potential Investments.

“Acquisition Fee” shall mean any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Manager) in connection with making or investing in Investments, including loan origination fees, points, brokerage commissions, selection fees, finder’s fees or any other fees of a similar nature; provided, that Acquisition Fees shall not include (i) origination fees or points payable by borrowers to Angel Oak Mortgage Solutions, LLC (or any other originator which is an Affiliate of the Manager) in connection with the origination of mortgage loans, or (ii) customary underwriting fees and placement agent fees payable to Affiliates of the Manager in connection with the structuring and distribution of securities in securitization transactions.

“Affiliate” shall have the meaning set forth in the Declaration of Trust.

“Angel Oak” means, collectively, the Manager and any Affiliate thereof.

“Board” shall mean the board of trustees of the Company, as of any particular time.

“Bylaws” shall mean the bylaws of the Company, as amended from time to time.

“Cause” shall mean, with respect to the termination of this Agreement, fraud, willful misconduct, or willful or negligent breach of fiduciary duty by the Manager in connection with performing its duties hereunder.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Corbin” shall mean Corbin Capital Partners, L.P.

“Corbin Sub-Advisory Agreement” shall mean that certain Investment Sub-Advisory Agreement entered into by and between the Manager and Corbin, dated on or around the date hereof.

“Corbin Waiver Amount” shall have the meaning ascribed to the term “Sub-Advisor Investor Waiver” in the Corbin Sub-Advisory Agreement.

“Declaration of Trust” means the Amended and Restated Declaration of Trust of the Company, as amended, modified, supplemented or restated from time to time.

“Distributions” shall mean any distributions, pursuant to Section 7.6 of the Declaration of Trust, by the Company to owners of Common Shares, including distributions that may constitute a return of capital for federal income tax purposes.

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“Effective Date” shall have the meaning set forth in the preamble of this Agreement.

“Independent Trustee” shall have the meaning set forth in the Declaration of Trust.

“Initial Closing” shall mean the initial closing of the Company’s ongoing private offering of securities.

“Intermediary Manager” shall mean any intermediary manager engaged or appointed by the Company or the Operating Partnership from time to time.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Investment Guidelines” shall mean the investment guidelines adopted by the Board, as amended from time to time, pursuant to which the Manager has discretion to acquire and dispose of Investments for the Company without the prior approval of the Board.

“Investments” shall mean any investments by the Company or the Operating Partnership, directly or indirectly, in Real Property, Real Estate-Related Assets or other assets.

“Joint Ventures” shall mean those joint venture, co-investment or partnership arrangements (other than the Operating Partnership) in which the Company, the Operating Partnership or any of their subsidiaries is a co-venturer or partner established to acquire or hold assets of the Company or Operating Partnership.

“Management Fee” shall have the meaning set forth in Section 10(a).

“Manager” shall mean Angel Oak Capital Advisors, LLC, a Delaware limited liability company.

“Manager Expenses” shall have the meaning set forth in Section 11(b).

“Memorandum” shall mean the Confidential Private Placement Memorandum of the Company , as the same may be amended or supplemented from time to time, related to the Company’s ongoing private offering.

“Mortgage” shall mean, in connection with any mortgage financing that the Company makes or invests in, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by residential or commercial Real Property, including, without limitation, (i) Non-QM Loans, (ii) investor property mortgage loans (including debt service coverage ratio or “DSCR” loans), (iii) agency-eligible mortgage loans, (iv) prime jumbo mortgage loans, (v) home equity lines of credit (“HELOCs”), (vi) home equity sharing contracts, (vii) manufactured housing loans, (viii) non-performing and re-performing mortgage loans, (ix) residential transitional loans, (x) reverse mortgage loans, (xi) commercial real estate mortgage loans, and (xii) any other residential or commercial mortgage loans, in each case whether acquired from Affiliate originators (including Angel Oak Mortgage Solutions, LLC and its affiliates) or from unaffiliated third-party mortgage companies and other sellers.

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“NAV” shall mean the Company’s net asset value, calculated pursuant to the Valuation Guidelines.

“NAV per Share” shall mean the Series A NAV per share, the Series B NAV per share and NAV per Share of any other series or other type of Shares of the Company.

“NAV per Unit” shall mean the Series A NAV per unit, the Series B NAV per unit and NAV per Unit of any other series or other type of Units of the Operating Partnership.

“Non-QM Loans” shall mean residential mortgage loans that do not meet the requirements of the qualified mortgage rules promulgated by the Consumer Financial Protection Bureau pursuant to the Truth in Lending Act.

“Operating Partnership” shall have the meaning set forth in the preamble of this Agreement.

“Operating Partnership Agreement” shall mean the Limited Partnership Agreement of the Operating Partnership, as amended from time to time.

“Organization and Offering Expenses” shall have the meaning set forth in the Declaration of Trust.

“Other Angel Oak Accounts” shall mean investment funds, REITs, vehicles, accounts (including separate accounts), products and/or similar arrangements sponsored, advised, and/or managed by the Manager or its affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds, co-investment vehicles and other entities formed in connection therewith or with respect thereto).

“Performance Participation Interest” shall have the meaning set forth the in the Operating Partnership Agreement.

“Person” shall mean an individual, corporation, business trust, estate, trust, partnership, joint venture, limited liability company or other legal entity.

“Real Estate-Related Assets” shall mean any investments by the Company or the Operating Partnership in Mortgages and Real Estate-Related Securities.

“Real Estate-Related Securities” shall mean equity and/or debt securities, instruments and interests, whether owned by the Company or the Operating Partnership directly or indirectly through one or more of their Affiliates: (i) residential mortgage-backed securities (including agency and non-agency RMBS); (ii) commercial mortgage-backed securities; (iii) collateralized mortgage obligations; (iv) commercial and residential asset-backed securities; (v) credit risk transfer notes and synthetic credit risk transfer instruments; (vi) retained interests (including subordinated, mezzanine, junior and interest-only tranches) in securitization transactions in which the Company or any Affiliate participates; (vii) structured credit instruments, including certificates issued by structured investment vehicles that hold pools of mortgage loans or other real estate-related interests; (viii) mortgage derivatives, including mortgage participations, total return swaps, credit default swaps, interest rate swaps, futures contracts, options, swaptions, caps, floors, forward contracts and other derivative instruments utilized for investment or hedging purposes; (ix) equity interests in entities owning Real Property or Mortgages (including real estate owned and equity real estate, whether residential or commercial); (x) consumer loans; and (xi) any other real estate-related or mortgage-related security, note, instrument, certificate, participation or interest.

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“Real Property” shall mean land, rights in land (including leasehold interests) and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“REIT” shall have the meaning set forth in the Declaration of Trust.

“Series A NAV per share” shall mean the NAV of the Company allocable to the Series A shares, determined in accordance with the Valuation Guidelines, divided by the number of outstanding Series A shares.

“Series A NAV per unit” shall mean the NAV of the Company allocable to the Series A units, determined in accordance with the Valuation Guidelines, divided by the number of outstanding Series A units.

“Series A shares” shall have the meaning set forth in the Declaration of Trust.

“Series A units” shall have the meaning set forth in the Operating Partnership Agreement.

“Series B NAV per share” shall mean the NAV of the Company allocable to the Series B shares, determined in accordance with the Valuation Guidelines, divided by the number of outstanding Series B shares.

“Series B NAV per unit” shall mean the NAV of the Company allocable to the Series B units, determined in accordance with the Valuation Guidelines, divided by the number of outstanding Series B units.

“Series B shares” shall have the meaning set forth in the Declaration of Trust.

“Series B units” shall have the meaning set forth in the Operating Partnership Agreement.

“Shareholder Servicing Fee” shall mean a servicing fee payable to an Intermediary Manager and participating broker-dealers.

“Shareholders” shall have the meaning set forth in the Declaration of Trust.

“Shares” shall have the meaning set forth in the Declaration of Trust.

“Termination Date” shall mean the date of termination of this Agreement or expiration of this Agreement in the event this Agreement is not renewed for an additional term.

“Trustee” shall mean a member of the Board.

“Unitholders” shall have the meaning set forth in the Operating Partnership Agreement.

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“Units” shall have the meaning set forth in the Operating Partnership Agreement.

“Upfront Sales Load” shall have the meaning set forth in the Declaration of Trust.

“Valuation Guidelines” shall mean the valuation guidelines adopted by the Board, as amended from time to time.

2.             Appointment. The Company and the Operating Partnership hereby appoint the Manager to serve as their investment advisor on the terms and conditions set forth in this Agreement, and the Manager hereby accepts such appointment. By accepting such appointment, the Manager acknowledges that it has a contractual and fiduciary responsibility to the Company. Except as otherwise provided in this Agreement, the Manager hereby agrees to use its commercially reasonable efforts to perform the duties set forth herein, provided that the Company pays the Manager the Management Fee described herein and reimburses the Manager for costs and expenses in accordance with the terms hereof.

3.             Duties of the Manager. Subject to the oversight of the Board and the terms and conditions of this Agreement (including the Investment Guidelines) and consistent with the provisions of the Company’s most recent Memorandum, the Declaration of Trust and Bylaws and the Operating Partnership Agreement, the Manager will have plenary authority with respect to the management of the business and affairs of the Company and the Operating Partnership (and any subsidiary of the Company or the Operating Partnership) and will be responsible for implementing the investment strategy of the Company and the Operating Partnership (and any subsidiary). The Manager will perform (or cause to be performed through one or more of its Affiliates or third parties) such services and activities relating to the selection of investments and rendering investment advice to the Company, the Operating Partnership and their respective subsidiaries as may be appropriate or otherwise mutually agreed from time to time, which may include, without limitation:

(a)           serving as an advisor to the Company and the Operating Partnership with respect to the establishment and periodic review of the Investment Guidelines for the Company’s and the Operating Partnership’s investments, financing activities and operations;

(b)           sourcing, evaluating and monitoring the Company’s and the Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of the Company’s and the Operating Partnership’s assets, in accordance with the Company’s Investment Guidelines, policies and objectives and limitations, subject to oversight by the Board;

(c)           with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of Investments, conducting negotiations on the Company’s and Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

(d)           providing the Company and the Operating Partnership with portfolio management and other related services;

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(e)           serving as the Company’s and the Operating Partnership’s advisor with respect to decisions regarding any of their financings, hedging activities or borrowings, including (1) assisting the Company and the Operating Partnership in developing criteria for debt and equity financing that is specifically tailored to the Company’s and the Operating Partnership’s investment objectives, and (2) advising the Company and the Operating Partnership with respect to obtaining appropriate financing for the Investments, including warehouse financing, term securitization funding, repurchase agreements, reverse repurchase agreements, credit facilities and other borrowing arrangements (which, in accordance with applicable law and the terms and conditions of this Agreement and the Declaration of Trust and Bylaws, may include financing by the Manager or its Affiliates) and (3) negotiating and entering into, on the Company’s, the Operating Partnership’s and any of the Company’s or the Operating Partnership’s subsidiary’s behalf, financing arrangements, repurchase agreements, interest rate or currency swap agreements, hedging arrangements, foreign exchange transactions, derivative transactions, securitization transactions and other agreements and instruments required or appropriate in connection with the Company’s, the Operating Partnership’s or such subsidiary’s activities;

(f)            engaging and supervising, on the Company’s and the Operating Partnership’s behalf and at the Company’s and the Operating Partnership’s expense, independent contractors, advisors, consultants, attorneys, accountants, administrators, auditors, appraisers, independent valuation agents, escrow agents and other service providers (which may include Affiliates of the Manager) that provide various services with respect to the Company and the Operating Partnership, including, without limitation:

(i)            mortgage loan servicers, special servicers, sub-servicers and backup servicers for the servicing, collection and administration of the Company’s and the Operating Partnership’s Mortgages and related assets;

(ii)           securitization trustees, indenture trustees, paying agents, calculation agents, custodians and document custodians in connection with the Company’s and the Operating Partnership’s securitization transactions and warehouse financing facilities;

(iii)          rating agencies in connection with the rating of securities issued in securitization transactions;

(iv)          underwriters, placement agents, broker-dealers (including any Affiliated broker-dealer) and financial advisors in connection with the structuring, marketing and distribution of securities issued in securitization transactions or other capital markets activities;

(v)           warehouse lenders and other financing counterparties providing credit facilities, repurchase agreement financing and other borrowing arrangements for the acquisition and accumulation of Mortgages pending securitization;

(vi)          credit analysis, risk management, asset management, pricing analytics and data management service providers;

(vii)          investment banking, securities brokerage and mortgage brokerage service providers;

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(viii)        independent valuation agents, third-party pricing services and appraisal firms for the valuation of the Company’s and the Operating Partnership’s Investments in connection with NAV determinations and financial reporting;

(ix)           insurance brokers and providers of directors’ and officers’ liability, errors and omissions, property, title, cyber, transactional and other insurance coverage for the benefit of the Company and its Investments;

(x)           technology service providers, data vendors and information technology platforms utilized in connection with the Company’s and the Operating Partnership’s investment, operational and compliance activities;

(xi)           legal counsel, tax advisors, accounting firms, compliance consultants and regulatory advisors;

(xii)          transfer agents, registrars, subscription processing agents and depositaries; and

(xiii)         all other service providers as may be required relating to the Company’s and the Operating Partnership’s activities or Investments (or potential Investments);

(g)           coordinating and managing operations of any Joint Venture or co-investment interests held by the Company or the Operating Partnership and conducting matters with the Joint Venture or co-investment partners;

(h)           communicating on the Company’s and the Operating Partnership’s behalf with the holders of any of the Company’s or the Operating Partnership’s equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(i)            advising the Company in connection with policy decisions to be made by the Board;

(j)            engaging one or more sub-advisors, including, where appropriate, Corbin and/or its Affiliates, or Affiliates of the Manager, with respect to the management of the Company and Operating Partnership and/or the sourcing and management of certain Investment opportunities for the Company and the Operating Partnership and sharing any fees with said sub-advisor(s);

(k)           evaluating and recommending to the Board hedging strategies and engaging in hedging activities on the Company’s and the Operating Partnership’s behalf, consistent with the Company’s qualification as a REIT and with the Investment Guidelines;

(l)            investing and reinvesting any moneys and securities of the Company and the Operating Partnership (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to the Company’s Shareholders and partners) and advising the Company as to the Company’s and the Operating Partnership’s capital structure and capital raising;

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(m)           determining valuations for the Company’s Investments and calculating, as of the last calendar day of each month, the NAV per Share in accordance with the Valuation Guidelines, and in connection therewith, as applicable based on the Valuation Guidelines, obtain appraisals performed by external appraisal firms concerning the value of the Investments and/or obtain market quotations or conduct fair valuation determinations concerning the value of Investments;

(n)           coordinating and communicating with external appraisers in connection with any appraisals performed by such external appraisers;

(o)           monitoring the Company’s and the Operating Partnership’s Investments for events that may be expected to have a material impact on the most recent estimated values;

(p)           monitoring each external appraiser’s valuation process to ensure that it complies with the Valuation Guidelines;

(q)          delivering to, or maintaining on behalf of, the Company copies of appraisals obtained in connection with applicable Investments;

(r)            placing, or arranging for the placement of, orders of Investments pursuant to the Manager’s investment determinations for the Company and the Operating Partnership either directly with the issuer or with a broker or dealer (including any Affiliated broker or dealer);

(s)           performing such other services from time to time in connection with the management of the Company’s investment activities as the Board shall reasonably request or the Manager shall deem appropriate under the particular circumstances;

(t)            structuring, arranging and executing securitization transactions on behalf of the Company and the Operating Partnership, including participation in securitization transactions in which Other Angel Oak Accounts may also contribute mortgage loans or other assets, and managing the Company’s and the Operating Partnership’s retained interests in any such securitization transactions;

(u)           counseling the Company and the Operating Partnership regarding the maintenance of the Company’s qualification as a REIT, monitoring compliance with the various REIT qualification tests and other rules set out in the Code and regulations promulgated thereunder, and conducting periodic compliance reviews with respect thereto, including monitoring the Company’s compliance with the asset, income, distribution and ownership requirements applicable to REITs; and

(v)           taking any of the foregoing actions with respect to any subsidiary of the Company or the Operating Partnership.

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4.             Authority of Manager.

(a)           Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 7), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board (by virtue of its approval of this Agreement and authorization of the execution hereof by the officers of the Company) hereby delegates to the Manager the authority to take, or cause to be taken, any and all actions and to execute and deliver any and all agreements, certificates, assignments, instruments or other documents and to do any and all things that, in the judgment of the Manager, may be necessary or advisable in connection with the Manager’s duties described in Section 3, including the making of any Investment that fits within the Investment Guidelines and the discretionary limits and authority as granted to the Manager from time to time by the Board.

(b)           Notwithstanding the foregoing, any Investment that does not fit within the Investment Guidelines will require the prior approval of the Board or any duly authorized committee of the Board, as the case may be. Except as otherwise set forth herein, in the Investment Guidelines or in the Declaration of Trust, any Investment that fits within the Investment Guidelines may be made by the Manager on the Company’s or the Operating Partnership’s behalf without the prior approval of the Board or any duly authorized committee of the Board.

(c)           To the extent required, including in accordance with the Declaration of Trust, the prior approval of a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in the transaction will be required for certain transactions to which the Manager or its Affiliates is a party.

(d)           The Board will review the Investment Guidelines periodically and may, at any time upon the giving of advance written notice to the Manager, amend the Investment Guidelines; provided, however, that such modification or revocation shall be effective upon agreement by the Manager or such later date as is specified by the Board and included in the notice provided to the Manager and such modification or revocation shall not be applicable to investment transactions to which the Manager has committed the Company or the Operating Partnership prior to the date of receipt by the Manager of such notification, or if later, the effective date of such modification or revocation specified by the Board.

(e)           The Manager may retain, for and on behalf, and at the sole cost and expense, of the Company or the Operating Partnership, such services as the Manager deems necessary or advisable in connection with the management and operations of the Company, which may include Affiliates of the Manager; provided, that any such services may only be provided by Affiliates to the extent such services are provided in accordance with the Declaration of Trust or otherwise approved by a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in the transaction. In performing its duties under Section 3, the Manager shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by the Manager at the Company’s sole cost and expense.

(f)           The Manager shall use reasonable efforts to keep the Company, including the executive officers of the Company, fully informed of all investment and other activity carried out pursuant to the terms of this Agreement. The Manager shall coordinate with, and consider any input from, the Company’s executive officer team in order to ensure that the Manager’s activities are carried out in a manner consistent with the terms and provisions of this Agreement and the Investment Guidelines.

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5.             Bank Accounts. The Manager may establish and maintain one or more bank accounts in the name of the Company and the Operating Partnership and any subsidiary thereof and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, consistent with the Manager’s authority under this Agreement, provided that no funds shall be commingled with the funds of the Manager; and the Manager shall from time to time render, upon request by the Board, its audit committee or the auditors of the Company, appropriate accountings of such collections and payments to the Board, its audit committee and the auditors of the Company, as applicable.

6.             Records; Access. The Manager shall maintain, or cause to be maintained, appropriate records of its activities hereunder and make such records, or shall cause such records to be made, available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Manager shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.

7.             Limitations on Activities. The Manager shall refrain from any action that, in its sole judgment made in good faith, (i) is inconsistent with the Investment Guidelines, (ii) would adversely and materially affect the qualification of the Company as a REIT under the Code or the Company’s and the Operating Partnership’s status as entities excluded from investment company status under the Investment Company Act, or (iii) would materially violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company and the Operating Partnership or that would otherwise not be permitted by the Declaration of Trust, Bylaws or Operating Partnership Agreement. If the Manager is ordered to take any action by the Board, the Manager shall seek to notify the Board if it is the Manager’s reasonable judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or the Declaration of Trust, Bylaws or Operating Partnership Agreement. Notwithstanding the foregoing, neither the Manager nor any of its Affiliates shall be liable to the Company, the Operating Partnership, the Board, the Shareholders or the Unitholders for any act or omission by the Manager or any of its Affiliates, except as provided in Section 19 of this Agreement.

8.             Other Activities of the Manager.

(a)           Nothing in this Agreement shall (i) prevent the Manager or any of its Affiliates, or their respective owners, officers, directors or employees from engaging in other businesses or from rendering services of any kind to any other Person or entity, whether or not the investment objectives or policies of any such other Person or entity are similar to those of the Company, including, without limitation, the sponsoring, closing, advising and/or managing of any Other Angel Oak Accounts, (ii) in any way bind or restrict the Manager or any of its Affiliates, or their respective owners, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Manager or any of its Affiliates, or their respective owners, officers, directors or employees may be acting, or (iii) prevent the Manager or any of its Affiliates from receiving fees or other compensation or profits from such activities described in this Section 8(a) which shall be for the Manager’s (or such related Person’s) sole benefit. While information and recommendations supplied to the Company shall, in the Manager’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Company, such information and recommendations may be different in certain material respects from the information and recommendations supplied by the Manager or any Affiliate of the Manager to others (including, for greater certainty, the Other Angel Oak Accounts and their investors, as described more fully in Section 8(b)).

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(b)           The Manager and the Company acknowledge and agree that, notwithstanding anything to the contrary contained herein, (i) Affiliates of the Manager sponsor, advise and manage Other Angel Oak Accounts and may in the future sponsor, advise and manage additional Other Angel Oak Accounts, and (ii) with respect to Other Angel Oak Accounts with investment objectives or guidelines that overlap with the Company’s but that do not have priority over the Company, the Manager and its Affiliates will allocate investment opportunities between the Company and such Other Angel Oak Accounts in accordance with Angel Oak’s prevailing policies and procedures on a basis that the Manager and its Affiliates determine to be reasonable in their sole discretion, and there may be circumstances where investments that are consistent with the Company’s Investment Guidelines may be shared with or allocated to one or more Other Angel Oak Accounts in lieu of the Company in accordance with Angel Oak’s prevailing policies and procedures.

(c)           In connection with the services of the Manager hereunder, the Company and the Board acknowledge and agree that (i) as part of Angel Oak’s regular businesses, officers and personnel of the Manager and its Affiliates may from time-to-time work on other projects and matters (including with respect to one or more Other Angel Oak Accounts), and that conflicts may arise with respect to the allocation of personnel between the Company and one or more Other Angel Oak Accounts or the Manager and such other Affiliates, (ii) unless prohibited by the Declaration of Trust, Other Angel Oak Accounts may, from time to time, invest in investments in which the Company has an interest or in other transactions with companies or individuals that may be counterparties of the Company’s, including through Joint Ventures and co-investment arrangements, and while Angel Oak will seek to resolve any conflicts related thereto in a fair and reasonable manner in accordance with its prevailing policies and procedures, there can be no assurance that any conflicts will be resolved in the Company’s favor, (iii) the Manager’s Affiliates may from time to time receive fees related to investments in which the Company has an interest or from companies or individuals that may be counterparties of the Company’s, and while such fees may give rise to conflicts of interest the Company will not receive the benefit of any such fees, and (iv) the terms and conditions of the governing agreements of such Other Angel Oak Accounts (including with respect to the economic, reporting, and other rights afforded to investors in such Other Angel Oak Accounts) are or may be materially different from the terms and conditions applicable to the Company, the Shareholders, the Operating Partnership and Unitholders, and none of the Company, the Shareholders (in such capacity), the Operating Partnership or the Unitholders (in such capacity) shall have the right to receive the benefit of any such different terms applicable to investors in such Other Angel Oak Accounts as a result of an investment in the Company or otherwise. The Manager shall keep the Board reasonably informed on a periodic basis in connection with the foregoing.

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(d)           The Manager is not permitted to consummate on the Company’s behalf any transaction that involves (i) the sale of any investment to or (ii) the acquisition of any investment from Angel Oak, any Other Angel Oak Account or any of their Affiliates unless such transaction is approved by a majority of the Trustees, including a majority of the Independent Trustees, not otherwise interested in such transaction as being fair and reasonable to the Company.

(e)           The Manager will seek to resolve any conflicts of interest in a fair and reasonable manner in accordance with its prevailing policies and procedures with respect to conflicts resolution among Other Angel Oak Accounts generally.

(f)            For the avoidance of doubt, it is understood that neither the Company nor the Board has the authority to determine the salary, bonus or any other compensation paid by the Manager to any director, officer, member, partner, employee, or shareholder of the Manager or its Affiliates, including any person who is also a Trustee or officer employee of the Company.

9.             Relationship with Trustees and Officers. Subject to Section 7 of this Agreement and to restrictions advisable with respect to the qualification of the Company as a REIT, directors, managers, officers and employees of the Manager or an Affiliate of the Manager or any corporate parent of an Affiliate, may serve as a Trustee or officer of the Company, except that no director, officer or employee of the Manager or its Affiliates who also is a Trustee or officer of the Company shall receive any compensation from the Company for serving as a Trustee or officer other than (a) reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board or (b) as otherwise approved by the Board, including a majority of the Independent Trustees, and no such Trustee shall be deemed an Independent Trustee for purposes of satisfying the Trustee independence requirement set forth in the Declaration of Trust.

10.           Management Fee.

(a)           Following the Initial Closing, the Company will pay the Manager a management fee (the “Management Fee”) equal to 0.75% per annum of the aggregate NAV represented by Series A shares, 1.25% per annum of the aggregate NAV represented by Series B shares, payable monthly in arrears, within fifteen (15) days of the end of the relevant calendar month, before giving effect to any accruals for the Management Fee, any Shareholder Servicing Fee, the Performance Participation Interest or any Distributions. Any Management Fee will be calculated and paid to the Manager on a series-by-series basis, based on the NAV, which will be provided monthly by the Manager, of each applicable type of Company shares. Additionally, to the extent that the Operating Partnership issues units to parties other than the Company, the Operating Partnership will pay the Manager an annual management fee equal to 0.75% of the aggregate NAV represented by Series A units and 1.25% of the aggregate NAV represented by Series B units, respectively, per annum and monthly in arrears, before giving effect to any accruals for the Management Fee, any Shareholder Servicing Fee, the Performance Participation Interest or any Distributions.

(b)           In connection with the establishment of additional series of Shares or Units, the Manager, the Company and/or the Operating Partnership, as applicable, may agree to supplement this Section 10 to provide for the calculation of the Management Fee payable in respect of the NAV represented by such series of Shares or Units.

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(c)           The Manager may, in its sole discretion, waive, or otherwise cause to be rebated, a portion of the Management Fee attributable to a particular series of Shares or Units. In connection with the Corbin Sub-Advisory Agreement, the Manager hereby agrees to waive, or otherwise cause to be rebated, a portion of the Management Fee attributable to the Series A-I or A-II shares and the Series A-I or A-II units (or such other series of shares or units, as agreed in writing between Corbin and the Manager) equal to the Corbin Waiver Amount.

(d)           The Manager shall receive the Management Fee as compensation for services rendered hereunder. The Management Fee will be paid, at the Manager’s election, in cash, Shares or Units.

(e)           In the event this Agreement is terminated or its term expires without renewal, the Manager will be entitled to receive its prorated Management Fee through the date of termination. Such proration shall take into account the number of days of any partial calendar month or calendar year for which this Agreement was in effect.

(f)            In the event the Company or the Operating Partnership commences a liquidation of its Investments during any calendar year, the Company and the Operating Partnership will pay the Manager the Management Fee from the proceeds of the liquidation.

11.           Expenses.

(a)           Subject to Sections 4(e) and 11(b), the Manager shall be responsible for the expenses related to any and all personnel of the Manager who provide investment advisory services to the Company pursuant to this Agreement (including, without limitation, each of the officers of the Company and any Trustees who are also Trustees, officers or employees of the Manager or any of its Affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel (“Manager Expenses”).

(b)           The Manager has agreed to advance initial Organization and Offering Expenses (other than any Upfront Sales Load, any Shareholder Servicing Fees, fees and expenses in connection with the Form 10 registration statement and fees and expenses in connection with filings after the Initial Closing under the Securities Exchange Act of 1934, as amended) of each of the Company and the Operating Partnership through the first anniversary of the Initial Closing. Except as set forth in this Section 11 and in addition to the compensation paid to the Manager pursuant to Section 10 hereof, the Company or the Operating Partnership shall pay all of its costs and expenses directly or reimburse the Manager or its Affiliates for costs and expenses of the Manager and its Affiliates incurred on behalf of the Company or the Operating Partnership (other than Manager Expenses), which costs and expenses shall be reimbursed within thirty (30) days following written request by the Manager. Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the Company or the Operating Partnership are not Manager Expenses and shall be paid by the Company or the Operating Partnership and shall not be paid by the Manager or Affiliates of the Manager:

(i)             Organization and Offering Expenses;

(ii)           Acquisition Expenses;

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(iii)           fees, costs and expenses in connection with the issuance and transaction costs incident to the trading, settling, disposition and financing of the Investments of the Company and its subsidiaries (whether or not consummated), including brokerage commissions, hedging costs, prime brokerage fees, custodial expenses, clearing and settlement charges, forfeited deposits, and other investment costs fees and expenses actually incurred in connection with the pursuit, making, holding, settling, monitoring or disposing of actual or potential Investments;

(iv)           the actual cost of goods and services used by the Company and obtained from Persons not Affiliated with the Manager, including fees paid to administrators, fund administrators, consultants, attorneys, tax advisors, technology providers, data vendors, pricing services, loan servicers, special servicers and other service providers, and brokerage fees paid in connection with the purchase and sale of Investments;

(v)           all fees, costs and expenses of legal, tax, accounting, consulting, auditing (including internal audit), finance, administrative, investment banking, capital market, transfer agency, escrow agency, custody, prime brokerage, asset management, loan servicing, special servicing, securitization structuring, data management, pricing analytics, or technology services and other non-investment advisory services rendered to the Company by the Manager or its Affiliates in compliance with Section 4(e);

(vi)          expenses of managing, operating, improving, financing, securitizing and selling the Company’s and the Operating Partnership’s Investments, whether payable to an Affiliate of the Manager or a non-Affiliated Person;

(vii)         the compensation and expenses of the Trustees (excluding those Trustees who are directors, officers or employees of the Manager) and the cost of liability insurance to indemnify the Company’s Trustees and officers and expenses incurred in connection with preparation of materials for meetings of the Board and its committees;

(viii)        interest and fees and expenses arising out of borrowings made by the Company, including, but not limited to, costs associated with the establishment, maintenance and administration of any of the Company’s warehouse financing facilities, repurchase agreement facilities, credit facilities, securitization-related indebtedness (including non-recourse securitization obligations), or other financing arrangements or indebtedness of the Company (including commitment fees, unused line fees, facility agent fees, accounting fees, legal fees, closing and other similar costs) or any of the Company’s securities offerings, whether or not any facilities, arrangements or indebtedness are implemented or such securities are offered;

(ix)           expenses connected with communications to holders of the Company’s securities or securities of the subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Securities and Exchange Commission, the costs payable by the Company to any transfer agent and registrar, expenses in connection with the listing or trading of the Company’s securities on any exchange, the fees payable by the Company to any such exchange in connection with its listing, costs of preparing, printing and mailing the Company’s annual report to the Shareholders and proxy materials with respect to any meeting of the Shareholders and any other reports or related statements;

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(x)            the Company’s  allocable share of costs associated with technology-related expenses, including without limitation, any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors or Affiliates of the Manager, technology service providers and related software/hardware utilized in connection with the Company’s investment, origination, underwriting, securitization, loan servicing, compliance, data management and operational activities, including loan-level data analytics platforms, credit modeling tools and portfolio surveillance systems;

(xi)           the Company’s allocable share of expenses incurred by managers, officers, personnel and agents of the Manager for travel on the Company’s behalf and other out-of-pocket expenses incurred by them in connection with the sourcing, evaluation, purchase, origination, financing, refinancing, securitization, sale or other disposition of an Investment, or attendance at industry conferences the primary purpose of which is sourcing Investments;

(xii)          expenses relating to compliance-related matters and regulatory filings relating to the Company’s activities (including, without limitation, expenses relating to the preparation and filing of Form PF, Form ADV, reports to be filed with the U.S. Commodity Futures Trading Commission, reports, disclosures, and other regulatory filings of the Manager and its Affiliates relating to the Company’s activities (including the Company’s pro rata share of the costs of the Manager and its Affiliates of regulatory expenses that relate to the Company and Other Angel Oak Accounts));

(xiii)         the costs of any litigation involving the Company or the Operating Partnership or their assets and the amount of any judgments or settlements paid in connection therewith, trustees and officers, liability or other insurance and indemnification or extraordinary expense or liability relating to the affairs of the Company;

(xiv)         all taxes and license fees;

(xv)          all insurance costs incurred in connection with the operation of the Company’s business except for the costs attributable to the insurance that the Manager elects to carry for itself and its personnel;

(xvi)         expenses incurred in connection with maintaining the status of the Company as a REIT or connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board to or on account of holders of the Company’s securities, including, without limitation, in connection with any distribution reinvestment plan;

(xvii)        any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company or the Operating Partnership, or against any Trustee or officer of the Company or in his or her capacity as such for which the Company is required to indemnify such Trustee or officer by any court or governmental agency; and

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(xviii)       expenses incurred in connection with the formation, organization and continuation of any corporation, partnership, Joint Venture, securitization trust, special purpose vehicle or other entity through which the Company’s and/or the Operating Partnership’s Investments are made, financed or securitized, or in which any such entity invests.

(c)           The Manager may, at its option, elect not to seek reimbursement for certain expenses during a given period, which determination shall not be deemed to construe a waiver of reimbursement for similar expenses in future periods.

(d)           Any reimbursement payments owed by the Company to the Manager may be offset by the Manager against amounts due to the Company from the Manager. Cost and expense reimbursement to the Manager shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Company. Any reimbursement payments will be paid, at the Manager’s election, in cash, Shares or Units.

(e)           Notwithstanding the foregoing, the Manager shall pay for initial Organization and Offering Expenses (other than any Upfront Sales Load and any Shareholder Servicing Fees) incurred through the first anniversary of the Initial Closing. All initial Organization and Offering Expenses (other than any Upfront Sales Load, any Shareholder Servicing Fees, fees and expenses in connection with the Form 10 registration statement and fees and expenses in connection with filings after the Initial Closing under the Securities Exchange Act of 1934, as amended) paid by the Manager pursuant to this Section 11(e) shall be reimbursed by the Company to the Manager in 60 equal monthly installments commencing with the first anniversary of the Initial Closing.

12.           Other Services. Should the Board request that the Manager or any director, officer or employee thereof render services for the Company and the Operating Partnership other than set forth in Section 3 and such services are permitted under the Declaration of Trust or otherwise approved by the Board, such services shall be separately compensated at such rates and in such amounts as are agreed by the Manager and the Board in accordance with the Declaration of Trust, and shall not be deemed to be services pursuant to the terms of this Agreement.

13.           No Joint Venture. The Company and the Operating Partnership, on the one hand, and the Manager on the other, are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

14.           Term of Agreement. This Agreement shall continue in force for a period of two years from the Effective Date, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. It is the duty of the Board to evaluate the performance of the Manager annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

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15.           Termination by the Parties. This Agreement may be terminated (i) immediately by the Company or the Operating Partnership (x) for Cause, (y) upon the bankruptcy of the Manager or (z) upon a material breach of this Agreement by the Manager where such breach continues for a period of 90 days after written notice thereof specifying such breach and requesting that the same be remedied in such 90-day period (or 120 days after written notice of such breach if the Manager takes reasonable steps to cure such breach within 90 days of the written notice); or (ii) upon 60 days’ written notice by the Manager. The provisions of Sections 17 through 21 shall survive termination of this Agreement.

16.           Assignment to an Affiliate. This Agreement may be assigned by the Manager to an Affiliate of the Manager with the approval of a majority of the Trustees (including a majority of the Independent Trustees). The Manager may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the consent of the Board. This Agreement shall not be assigned by the Company or the Operating Partnership without the approval of the Manager, except in the case of an assignment by the Company or the Operating Partnership to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Operating Partnership are bound by this Agreement. This Agreement shall be binding on successors to the Company or the Operating Partnership, and shall likewise be binding on any successor to the Manager.

17.           Payments to and Duties of Manager upon Termination.

(a)           After the Termination Date, the Manager shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company or the Operating Partnership within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Manager prior to termination of this Agreement.

(b)           The Manager shall promptly upon termination:

(i)            pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)           deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii)          deliver to the Board all assets, including all Investments, and documents of the Company and the Operating Partnership then in the custody of the Manager; and

(iv)          cooperate with, and take all reasonable actions requested by, the Company and Board in making an orderly transition of the advisory function, in each case at the Company’s expense.

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18.           Indemnification by the Company and the Operating Partnership. The Company and the Operating Partnership shall indemnify and hold harmless the Manager, any sub-advisor of the Manager and their Affiliates including their respective owners, officers, directors, partners and employees from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the fullest extent possible without such indemnification being inconsistent with the laws of the State of Maryland or the Declaration of Trust.

19.           Indemnification by Manager. The Manager shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Manager’s bad faith, fraud, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement; provided, however, that the Manager shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Manager.

20.           Non-Solicitation. Following expiration of this Agreement, for two (2) years after the Termination Date, the Company shall not, without the consent of the Manager, employ or otherwise retain any employee of the Manager or any of its Affiliates or any person who has been employed by the Manager or any of its Affiliates at any time within the two (2) year period immediately preceding the date on which such person commences employment with or is otherwise retained by the Company. The Company acknowledges and agrees that, in addition to any damages, the Manager may be entitled to equitable relief for any violation of this Section 20 by the Company, including, without limitation, injunctive relief.

21.           Miscellaneous.

(a)           Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Declaration of Trust, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand, by courier or overnight carrier, by registered or certified mail, by electronic mail or posted on a password protected website maintained by the Manager and for which the Company has received access instructions by electronic mail, when posted, using the contact information set forth herein:

The Company:	Angel Oak Residential Evergreen Trust 980 Hammond Drive, Suite 200 Atlanta, GA 30328 Attention: [•], [•] Email: [•]

with a copy to:

Paul Hastings 200 Park Avenue New York, NY 10166 Attention: Scott C. Chase Email: scottchase@paulhastings.com

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and to:

Paul Hastings 200 Park Avenue New York, NY 10166 Attention: Max J. Rosenberg Email: maxrosenberg@paulhastings.com

The Operating Partnership:	Angel Oak Residential Operating Partnership L.P. 980 Hammond Drive, Suite 200 Atlanta, GA 30328 Attention: [•], [•] Email: [•]

with a copy to:

Paul Hastings 200 Park Avenue New York, NY 10166 Attention: Scott C. Chase Email: scottchase@paulhastings.com and to:

Paul Hastings 200 Park Avenue New York, NY 10166 Attention: Max J. Rosenberg Email: maxrosenberg@paulhastings.com

The Manager:	Angel Oak Capital Advisors, LLC 980 Hammond Drive, Suite 200 Atlanta, GA 30328 Attention: [•], [•] Email: [•]

with a copy to:

Paul Hastings 200 Park Avenue New York, NY 10166 Attention: Scott C. Chase Email: scottchase@paulhastings.com

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and to:

Paul Hastings 200 Park Avenue New York, NY 10166 Attention: Max J. Rosenberg Email: maxrosenberg@paulhastings.com

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 21(a).

(b)           Modification.

(i)            This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

(ii)            Notwithstanding the foregoing, Sections 10(c) and 18 may not be changed, modified, terminated, or discharged, in whole or in part, in a manner that would have a material adverse impact on Corbin, without the prior written consent of Corbin.

(c)           Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(d)           Governing Law; Exclusive Jurisdiction; Jury Trial. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in Borough of Manhattan, New York for purposes of any suit, action or other proceeding arising from this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(e)           Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

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(f)            Third Party Beneficiary. Corbin shall be a third party beneficiary of the provisions of Sections 10(c) and 18 under this Agreement entitled to enforce any rights, duties or obligations owed to it under such provisions, notwithstanding the terms of any other agreements between the Company and any party hereto.

(g)           Indulgences, No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(h)           Gender; Number. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

(i)            Headings. The titles and headings of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

(j)            Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com)), or other transmission method. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

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IN WITNESS WHEREOF, the parties hereto have executed this Management Agreement as of the date first written above.

Angel Oak Residential Evergreen Trust

By:
Name:
Title:

Angel Oak Residential Operating Partnership L.P.

By:	Angel Oak Residential Evergreen Trust, as general partner

By:
Name:
Title:

Angel Oak Capital Advisors, LLC

By:
Name:
Title:

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